Exhibit 3.1

                                 New York State
                              Department of State
                    Division of Corporations, State Records
                          and Uniform Commercial Code
                    One Commerce Plaza, 99 Washington Avenue
                                Albany, NY 12231
                              www.dos.state.ny.us


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF

                            Technical Ventures Inc.
      ------------------------------------------------------------------
                     (Insert Name of Domestic Corporation)

               Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is:
Technical Ventures Inc.


If the name of the corporation has been changed, the name under which it was formed is:



SECOND: The date of filing of the certificate of incorporation with the Department of State is: June 14 1985


THIRD: The amendment effected by this certificate of amendment is as follows:

(Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the corporation would read as follows: Paragraph First of the Certificate of Incorporation relating to the corporation name is hereby amended to read as follows: First: The name of the corporation is (new name) ... )

Paragraph First of the Certificate of Incorporation relating to Technical Ventures Inc.

is hereby amended to read in its entirety as follows:
New Name: Amfil Technologies Inc.

FOURTH: The certificate of amendment was authorized by: [Check the appropriate box ]
 [X] The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

 [ ] The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

      Wayne A. Doss
      -------------
       (Signature)                                     (Name of Signer)
                                               Wayne A. Doss President and CEO
                                                       (Title of Signer)

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF

                            Technical Ventures Inc.
      ------------------------------------------------------------------
                     (Insert Name of Domestic Corporation)

               Under Section 805 of the Business Corporation Law


Filer's Name  Wayne A. Doss

Address  2000 NE 22nd St. Wilton Manors FL 33305

City, State and Zip Code


NOTE: This form was prepared by the New York Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee, plus the required tax on shares pursuant to 180 of the Tax Law, if applicable.

State of New York

Department of State   }  ss:


I hereby certify, that the Certificate of Incorporation of AMFIL TECHNOLOGIES INC. was filed on 06/14/1985, under the name of TECHNICAL VENTURES INC., with perpetual duration, and that a diligent examination has been made of the Corporate index for documents filed with this Department for a certificate, order, or record of a dissolution, and upon such examination, no such certificate, order or record has been found, and that so far as indicated by the records of this Department, such corporation is an existing corporation.

A Certificate of Amendment TECHNICAL VENTURES INC., changing its name to AMFIL TECHNOLOGIES INC., was filed 10/14/2009.

                                      ***

                                      WITNESS my hand and the official seal of the Department of State at the City of Albany, this 16th day of February two thousand and ten.




                                      First Deputy Secretary of State